                                 EXHIBIT 23.3

                             [GEOQUEST LETTERHEAD]


                                   CONSENT


    We hereby consent to all references to this Company in the Registration Statement on Form S-2 covering the sale of Mallon Resources Corporation common stock and all amendments to the Registration Statement.


                                           GEOQUEST
                                           RESERVOIR TECHNOLOGIES, INC.


                                           By /s/ Eugene A. Pantella
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August 28, 1996                               Name: Eugene A. Pantella
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                                              Title: Vice President, US
                                                     Operations
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